EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
SigmaTron International, Inc.
Elk Grove Village, Illinois
We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-166210) of SigmaTron International, Inc. of our report dated July 19, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ BDO USA, LLP
Chicago, IL
July 19, 2011